Exhibit 1.1
UNDERWRITING AGREEMENT
€500,000,000 4.125% Senior Notes due 2033
Moody’s Corporation
November 9, 2026
BNP PARIBAS
16, boulevard des Italiens
75009 Paris
France
Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom
J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom
Ladies and Gentlemen:
Moody’s Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom BNP PARIBAS, Citigroup Global Markets Limited, and J.P. Morgan Securities plc are acting as representatives (the “Representatives”), €500,000,000 principal amount of its 4.125% Senior Notes due 2033 (the “Securities”). The Securities will be issued pursuant to an indenture dated as of August 19, 2010 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as successor to Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as original trustee, as supplemented by the Twentieth Supplemental Indenture to be dated as of November 12, 2026 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Trustee, as trustee, registrar and transfer agent, and U.S. Bank Europe DAC, UK Branch, as paying agent (the “Paying Agent”). In connection with the issuance of the Securities, the Company will enter into a paying agency agreement (the “Paying Agency Agreement”), to be dated November 12, 2026, between the Company and the Paying Agent.
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-293584), including a prospectus (the “Basic Prospectus”), relating to debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement dated November 9, 2026 specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (the “Agreement”) to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Basic Prospectus, Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the time when sales or contracts for sales of the Securities were first made (the “Time of Sale”), the Company had prepared certain information (collectively, the “Time of Sale Information”) which information is identified in Schedules 3 and 4 hereto.
2.Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.596% of the principal amount of the Securities. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
(b)The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
(c)Payment for and delivery of the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 a.m., London time, on November 12, 2026 or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
(d)Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery of the Securities in book-entry form through a common depositary or its nominee on behalf of Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank SA/NV (“Euroclear”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”). The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
(e)The Company acknowledges and agrees that the Underwriters named herein are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named herein of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

(f)The Securities to be purchased by each Underwriter hereunder will be represented by the Global Note in book-entry form. On behalf of the Underwriters, the Settlement Lead Manager (as defined below) or such other representative as the Underwriters may agree to settle the Securities (the “Settlement Bank”) shall coordinate with the Company to ensure settlement of the Securities at 9:30 a.m., London time, on November 12, 2026 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”. The Settlement Bank acknowledges that each Global Note will initially be credited free of payment to an account (the “Commissionaire Account”) indicated by and for the benefit of the Settlement Bank, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’), with the Company as the third-party beneficiary, and which provide that such Securities are to be delivered to the Settlement Bank only against payment of the purchase price for such Securities set forth in Section 2(a) hereof into the Commissionaire Account by the Settlement Bank on a delivery against payment basis. The Underwriters acknowledge that (i) each Global Note shall be held to the order of the Company as set out above and (ii) the purchase price for the Securities set forth in Section 2(a) received in the Commissionaire Account from the Settlement Bank will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the purchase price for the Securities set forth in Section 2(a) in the Commissionaire Account will be transferred to the Company’s order promptly following receipt of such funds in the Commissionaire Account (and for the avoidance of doubt, no later than the Time of Delivery). The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian Civil Code, in the case of Euroclear and the Luxembourg Civil Code, in the case of Clearstream, in each case in respect of the Commissionaire Account. The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Securities, will be delivered via electronic exchange, and the Securities will be credited to the account of the Representatives, all at the Time of Delivery. The final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the New York Business Day next preceding the Time of Delivery. For the purposes of this Section 2, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
3.Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a)Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
(b)Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
(c)Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedules 3 and 4 hereto as constituting the Time of Sale Information and (v)

any electronic road show or other written communications (including any investor presentations reviewed and consented to by the Representatives prior to the use of such investor presentation), in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
(d)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)Financial Statements. The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.
(f)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
(g)Organization and Good Standing. The Company and each of its subsidiaries listed in Schedule 2 to this Agreement (each, a “Significant Subsidiary”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).
(h)Capitalization. All the outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares or as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(i)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture and the Paying Agency Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will be duly and validly taken.

(j)The Indenture. The Indenture has been duly authorized by the Company and, upon effectiveness of the Registration Statement and on the Closing Date, was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
(k)The Paying Agency Agreement. The Paying Agency Agreement has been duly authorized by the Company and, assuming due authorization, execution and delivery of the Paying Agency Agreement by the Paying Agent, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(l)The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(m)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(n)Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
(o)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(p)No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
(q)No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
(r)Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement and described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)Independent Accountants. KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(t)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(u)Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer”, in each case as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Securities.
(v)Title to Intellectual Property. The Company and its Significant Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Significant Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(w)Taxes. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all income and other material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
(x)Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
(y)Disclosure Controls. The Company and its Significant Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Significant Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(z)Accounting Controls. The Company and its Significant Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.
(aa)Insurance. The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except as would not reasonably be expected to have a Material Adverse Effect or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(bb)Sanctions. None of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State and including designation on the “Specially Designated Nationals” (“SDN”) List maintained by OFAC), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Significant Subsidiaries located or organized within, or doing business or operating from a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, to the extent such funding or facilitation is prohibited by Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, to the extent such funding or facilitation is prohibited by Sanctions, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions; each Underwriter established in a member state of the European Economic Area agrees that Section 3(bb) of this Agreement is not being sought by such Underwriter except to the extent that doing so would be permissible pursuant to European Union Council Regulation (EC) 2271/96. Each of the representations in Section 3(bb) above shall not apply and shall not be sought by or made to any Underwriter if and to the extent that it is or would be unenforceable by reason of breach of, or would result in a violation of, or conflict with: (i) Council Regulation (EC) No. 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union; or (ii) Council Regulation (EC) 2271/96, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended from time to time (the “UK Blocking Regulation”), or any law or regulation implementing the UK Blocking Regulation in the United Kingdom.

(cc)Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(dd)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ee)Compliance with Money Laundering Laws. The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ff)Compliance with Anti-Corruption Laws. None of the Company, any of its Significant Subsidiaries, and, to the knowledge of the Company, any director, officer or employee of the Company or any of its Significant Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder; (iv) violated or is in violation of any provision of the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit including, without limitation, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and the Significant Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with the FCPA, UK Bribery Act and any anti-corruption laws and regulations that would be applicable to it in the jurisdictions in which the Company operates.

(gg)XBRL Data. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(hh)Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects in conformance with their specifications or contracted requirements as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the best knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, other than those not reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries maintain commercially reasonable risk-based controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all mission critical IT Systems and the integrity redundancy and risk-based security of all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and to the knowledge of the Company, there have been no material breaches, incidents, violations, outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, material internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
4.Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)Filings with the Commission. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 4 hereto) to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 4:00 P.M., London time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event on or prior to the Closing Date.

(b)Delivery of Copies. The Company will deliver, without charge, to the Representatives, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
(c)Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus with respect to this offering of the Securities, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
(d)Notice to the Representatives. Prior to the termination of the offering of the Securities (of which the Representatives will advise the Company in writing), the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.
(f)Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
(g)Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that such availability requirements shall be deemed met by the Company’s reporting requirement pursuant to the Exchange Act.
(i)Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.
(j)Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
(k)No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(l)Stabilizing Manager. The Company will authorize J.P. Morgan Securities plc in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Regulation (EU) 596/2014 and Commission Delegated Regulation (EU) 2016/1052, and by the price stabilizing rules of the UK Financial Conduct Authority. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from over-allotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph (l) shall be construed so as to require the Company to issue in excess of €500,000,000 in aggregate principal amount of Securities. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.
(m)Listing. The Company will use commercially reasonable efforts to list the Securities on the New York Stock Exchange (“NYSE”).
(n)Euroclear and Clearstream. The Company will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream and maintain such eligibility for so long as the Securities remain outstanding.
(o)Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.
(p)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
5.Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 hereto or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 hereto without the consent of the Company.
(b)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a)

hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c)No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, and prior to the purchase of Securities on the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading).
(d)No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
(e)Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
(f)Paying Agency Agreement. The Representatives shall have received an executed copy of the Paying Agency Agreement.
(g)Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the

Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
(h)Opinions and Negative Assurance Letter of Counsel for the Company. (1) Gibson, Dunn & Crutcher LLP, special counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions and negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, and (2) Richard Steele, Senior Vice President and General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.
(i)Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(j)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
(k)Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of the Significant Subsidiaries that is organized in the United States in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(l)Listing. Application shall have been made to list the Securities on the NYSE for trading on such exchange and, in connection therewith, the Company shall have caused to be prepared and submitted to the NYSE a listing application with respect to the Securities.
(m)Euroclear and Clearstream. The Securities shall be eligible for clearance and settlement through Euroclear and Clearstream.

(n)Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the terms of the offering by the Underwriters in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)”; the information concerning market making by the Underwriters in the seventh paragraph under the caption “Underwriting (Conflicts of

Interest)” and the information concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters contained in the eighth, ninth and tenth paragraphs under the caption “Underwriting (Conflicts of Interest)”.
(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified

Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the NYSE or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
9.Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons reasonably satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the

Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
10.Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Underwriters and any transfer or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and the fees and expenses of the Company’s independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and the Paying Agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the Financial Industry Regulatory Authority, Inc.; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees in connection with the approval of the Securities for eligibility for clearance and settlement through Euroclear and Clearstream.
(b)If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
(c)Each Underwriter agrees severally to pay the portion of any expenses payable by the Underwriters represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association (“ICMA”) Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined in Section 15(i) hereof) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.
11.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
12.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the

Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
13.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day, other than a Saturday or Sunday, (i) that is not a day on which banks are permitted or required to be closed in New York City or the City of London and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “T2 system”), or any successor thereto, operates.
14.Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars on the business day following actual receipt by such Underwriter of any sum adjudged or ordered to be so due in the Judgment Currency with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with purchase of, or conversion into, the relevant currency.
15.Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
(b)Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
(c)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to BNP PARIBAS, 16, boulevard des Italiens 75009 Paris, France, Attention: Debt Syndicate Desk, email: dl.syndsupportbonds@uk.bnpparibas.com;

sarah.maher@us.bnpparibas.com; Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Syndicate Desk (phone: +44 207 986 1927); and J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of International Syndicate, (email: emea_syndicate@jpmorgan.com) and notices to the Company shall be given to Moody’s Corporation, 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Attention: General Counsel (email: *************).
(d)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(e)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
(g)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(h)Acknowledgement Related to Co-manufacturer Responsibilities (UK). Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, BNP PARIBAS, Citigroup Global Markets Limited and J.P. Morgan Securities plc (each, a “UK Manufacturer” and, together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus and announcements in connection with the Securities. The Company and each of the Underwriters that is not a UK Manufacturer note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus and any announcements in connection with the Securities.
(i)Agreement Among Underwriters. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead

Manager” shall be deemed to refer to each of BNP PARIBAS, Citigroup Global Markets Limited and J.P. Morgan Securities plc and references to “Settlement Lead Manager” shall be deemed to refer to J.P. Morgan Securities plc. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 9 of this Agreement.
(j)Agreement and Acknowledgment with Respect to the Exercise of EU Bail-in Powers. Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and any other party to this Agreement, each of the other parties to this Agreement acknowledges, accepts and agrees to be bound by:
(i)the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(1)the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(2)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);
(3)the cancellation of the BRRD Liability; or
(4)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(ii)the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(iii)For purposes of this Section 15(j):
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;
“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.
(k)Contractual Recognition of UK Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the UK Bail-in Party and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:
(i)the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(1)the reduction of all, or a portion, of the relevant UK Bail-in Liability or outstanding amounts due thereon;
(2)the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of such UK Bail-in Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;
(3)the cancellation of the UK Bail-in Liability; or
(4)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(ii)the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.
(iii)The terms which follow, when used in this Section 15(k), shall have the meanings indicated:
(1)“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
(2)“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.
(3)“UK Bail-in Party” means each of Citigroup Global Markets Limited and J.P. Morgan Securities plc.
(4)“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.
(l)Recognition of the U.S. Special Resolution Regimes.
(i)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(iii)For purposes of this Section 15(l):
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MOODY’S CORPORATION

By:	/s/ Noémie Heuland
	Name:	Noémie Heuland
	Title:	Senior Vice President and
Chief Financial Officer

By:	/s/ Richard Steele
	Name:	Richard Steele
	Title:	Senior Vice President and
General Counsel
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

BNP PARIBAS

By:	/s/ Rafael Ribeiro
Name:	Rafael Ribeiro
Title:	Managing Director

By:	/s/ Pasquale A. Perraglia IV
Name:	Pasquale A. Perraglia IV
Title:	Managing Director
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Citigroup Global Markets Limited

By:	/s/ Paula Clarke
Name:	Paula Clarke
Title:	Director, Transaction Execution Group
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

J.P. Morgan Securities plc

By:	/s/ Robert Chambers
Name:	Robert Chambers
Title:	Managing Director
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

HSBC Bank plc

By:	/s/ A Kraemer
Name:	A Kraemer
Title:	Senior Legal Counsel
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Merrill Lynch International

By:	/s/ Angus Reynolds
Name:	Angus Reynolds
Title:	Managing Director
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Goldman Sachs & Co. LLC

By:	/s/ Taylor Joss
Name:	Taylor Joss
Title:	Managing Director
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Mizuho International plc

By:	/s/ Manabu Shibuya
Name:	Manabu Shibuya
Title:	Authorised Signatory
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Wells Fargo Securities International Limited

By:	/s/ Bradley Cooper
Name:	Bradley Cooper
Title:	Executive Director, DCM
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Citizens JMP Securities, LLC

By:	/s/ Michele Goodenough
Name:	Michele Goodenough
Title:	Managing Director

[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Scotiabank (Ireland) Designated Activity Company

By:	/s/ James Walter
Name:	James Walter
Title:	Head of Legal, Europe

By:	/s/ Jessie Gough
Name:	Jessie Gough
Title:	Head of European Corporate DCM
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Standard Chartered Bank

By:	/s/ Patrick Dupont-Liot
Name:	Patrick Dupont-Liot
Title:	Managing Director, Debt Capital Markets
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

TD Global Finance unlimited company

By:	/s/ Frances Watson
Name:	Frances Watson
Title:	Managing Director
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Truist Securities, Inc.

By:	/s/ Allan Mason
Name:	Allan Mason
Title:	Director
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

U.S. Bancorp Investments, Inc.

By:	/s/ Emily Hartley
Name:	Emily Hartley
Title:	Managing Director
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

Drexel Hamilton, LLC

By:	/s/ Edward W. Sanok
Name:	Edward W. Sanok
Title:	Chief Compliance Officer
[Signature page to the Underwriting Agreement]

Accepted: November 9, 2026

R. Seelaus & Co., LLC

By:	/s/ James Brucia
Name:	James Brucia
Title:	Managing Director
[Signature page to the Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Securities

BNP PARIBAS	€90,000,000
Citigroup Global Markets Limited	€90,000,000
J.P. Morgan Securities plc	€90,000,000
HSBC Bank plc	€50,000,000
Merrill Lynch International	€50,000,000
Goldman Sachs & Co. LLC	€20,000,000
Mizuho International plc	€20,000,000
Wells Fargo Securities International Limited	€20,000,000
Citizens JMP Securities, LLC	€10,000,000
Scotiabank (Ireland) Designated Activity Company	€10,000,000
Standard Chartered Bank	€10,000,000
TD Global Finance unlimited company	€10,000,000
Truist Securities, Inc.	€10,000,000
U.S. Bancorp Investments, Inc.	€10,000,000
Drexel Hamilton, LLC	€5,000,000
R. Seelaus & Co., LLC	€5,000,000
Total	€500,000,000

Schedule 2
LIST OF SIGNIFICANT SUBSIDIARIES
Moody’s Investors Service, Inc.
Moody’s Analytics, Inc.
Moody’s Investors Service Ltd.

Schedule 3
Time of Sale Information
a. Preliminary Prospectus dated November 9, 2026
b. Issuer Free Writing Prospectuses included in Time of Sale Information
Final Term Sheet dated November 9, 2026, attached to this Agreement as Schedule 4.

Schedule 4
Final Pricing Term Sheet
See attached.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-293584
Moody’s Corporation
Pricing Term Sheet
November 9, 2026

Issuer:	Moody’s Corporation
Trade Date:	November 9, 2026
Settlement Date:	November 12, 2026 (T+3)
Ratings:*	***** by S&P Global Ratings ******* by Fitch Ratings
4.125% Senior Notes due 2033 (the “Notes”)

Principal Amount:	€500,000,000
Maturity Date:	November 12, 2033
Coupon:	4.125%
Benchmark Bund:	3.300% due November 15, 2033
Benchmark Bund Price and Yield:	100.890 / 3.155%
Spread to Benchmark Bund:	+110.1 basis points
Yield to Maturity:	4.256%
Mid-Swap Yield:	3.276%
Spread to Mid-Swap Yield:	+98 basis points
Public Offering Price:	99.221%
Interest Payment Dates:	Annually on November 12, commencing November 12, 2027
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Business Day Convention:	Any day, other than a Saturday or Sunday, (i) that is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “T2 system”), or any successor thereto, operates.
Make-whole Call:	Prior to August 12, 2033 (the “Par Call Date”), make-whole call at the Comparable Government Bond Rate plus 20 basis points plus accrued and unpaid interest, if any.
Par Call:	Callable on or after August 12, 2033, the date that is three months prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any.
ISIN/Common Code:	XS3560950902 / 356095090
Expected Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange and expects trading in the Notes to begin within 30 days of their issuance.
Denominations:	€100,000 x €1,000

Joint Book-Running Managers:	BNP PARIBAS Citigroup Global Markets Limited J.P. Morgan Securities plc HSBC Bank plc Merrill Lynch International
Co-Managers:
Goldman Sachs & Co. LLC
Mizuho International plc
Wells Fargo Securities International Limited
Citizens JMP Securities, LLC
Scotiabank (Ireland) Designated Activity Company
Standard Chartered Bank
TD Global Finance unlimited company
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Drexel Hamilton, LLC
R. Seelaus & Co., LLC

*******************************************
*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
MiFID II professionals/ECPs-only / No PRIIPs KID – in the European Economic Area (EEA), the manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA.
UK MiFIR professionals/ECPs-only / No UK retail disclosure document – in the United Kingdom (UK), the manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No disclosure document under the FCA Product Disclosure Sourcebook (DISC) has been prepared as the Notes are not available to retail investors in the UK.
It is expected that delivery of the Notes will be made to investors on or about November 12, 2026, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the first business day before their date of delivery will be required, by virtue of the fact that the Notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day before their date of delivery should consult their own advisors.
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BNP PARIBAS at 1 (800) 854-5674, Citigroup Global Markets Limited at 1 (800) 831-9146, or J.P.

Morgan Securities plc at +44-207-134-2468 (non-U.S. investors) or J.P. Morgan Securities LLC (collect) at 1 (212) 834-4533 (U.S. investors).
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.